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                                                                   EXHIBIT 99.11

                                                         As of November 15, 1996

Canadian Imperial Bank of Commerce
Commerce Court West, 7th Floor
Toronto, Ontario
M5H 3T7

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The Bank of Nova Scotia
44 King Street West, 16th Floor
Toronto, Ontario
M5H 1H1

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The Toronto-Dominion Bank
55 King Street West, 8th Floor
Toronto, Ontario
M5K 1H1

Dear Sirs:

                       Registration Rights Understanding

     Pursuant to the terms of the Hypothecation of Specific Securities dated October 13, 1995 (the "Hypothecation") by Hollinger Inc. in favour of Canadian Imperial Bank of Commerce ("CIBC"), Hollinger Inc. pledged 33,610,754 shares of Class A Common Stock (the "Outstanding Pledged Shares") of Hollinger International Inc. ("HII"), 14,990,000 shares of Class B Common Stock of HII and certain other securities of HII held by Hollinger Inc. to CIBC as collateral security for all present and future obligations of Hollinger Inc. to CIBC.

     Hollinger Inc. subsequently transferred, subject to the Hypothecation, beneficial ownership of 7,539,028 of the Outstanding Pledged Shares to 3184081 Canada Limited (now 503264 N.B. Inc.), a wholly-owned subsidiary of Hollinger Inc. ("N.B. Inc."), registered and beneficial ownership of 15,950,00 of the Outstanding Pledged Shares and beneficial ownership of all of the Class B Common Stock to 1159670 Ontario Limited, a wholly-owned subsidiary of Hollinger Inc. ("Ontario Limited"). As used in this agreement, unless the context otherwise requires, "Hollinger Inc." refers to Hollinger Inc. and its wholly-owned subsidiaries, including but not limited to N.B. Inc. and Ontario Limited.

     Pursuant to the terms of a Securities Pledge Agreement dated February 29, 1996 (the "Ontario Limited Securities Pledge Agreement"), Ontario Limited has pledged the 15,950,000

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Outstanding Pledged Shares held by it (the "Ontario Limited Shares") as collateral security for its obligations under a $90,000,000 Credit Agreement dated as of February 29, 1996 (as amended, supplemented, restated or replaced from time to time, the "Ontario Limited Facility") among Ontario Limited, Hollinger Inc., CIBC as agent for the Lenders, and CIBC, The Toronto-Dominion Bank and The Bank of Nova Scotia (collectively, the "Lenders"). CIBC as agent under the Ontario Limited Facility together with (i) CIBC in its own capacity under the Hypothecation and (ii) CIBC as agent under the Southam Facility (as defined herein) are hereinafter referred to as the "Pledgees".

     Pursuant to the terms of a Securities Pledge Agreement dated as of May 24, 1996, a second Securities Pledge Agreement dated as of July 17, 1996 to reflect the syndication on July 17, 1996 of the Southam Facility (as defined herein) equally between CIBC and The Bank of Nova Scotia and a third Securities Pledge Agreement dated on or about the date hereof to reflect the continuance of 3184081 Canada Limited in New Brunswick (the "N.B. Inc. Securities Pledge Agreements"), N.B. Inc. has pledged the 7,539,028 Outstanding Pledged Shares held by it (the "N.B. Inc. Shares") as collateral security for its obligations to CIBC and The Bank of Nova Scotia under a Guarantee of the Southam Facility dated as of May 24, 1996, a second Guarantee dated as of July 17, 1996 to reflect the syndication of the Southam Facility equally between CIBC and The Bank of Nova Scotia and a third guarantee of the Southam Facility dated on or about the date hereof to reflect the continuance of 3184081 Canada Limited in New Brunswick (the "N.B. Inc. Guarantees").

     Pursuant to the terms of a Securities Pledge Agreement dated as of May 24, 1996, and a second Securities Pledge Agreement dated as of July 17, 1996 to reflect the syndication on July 17, 1996 of the Southam Facility equally between CIBC and The Bank of Nova Scotia (the "Ontario Limited Securities Pledge Agreements"), Ontario Limited has pledged the Class B Common Stock as collateral security for its obligations to CIBC and The Bank of Nova Scotia under a Guarantee of the Southam Facility dated as of May 24, 1996, and a second Guarantee dated as of July 17, 1996 to reflect the syndication of the Southam Facility equally between CIBC and The Bank of Nova Scotia (the "Ontario Limited Guarantees"). For purposes hereof, the "Southam Facility" means the credit facility established pursuant to a credit commitment agreement titled "Summary of Terms and Conditions" dated May 24, 1996 between Hollinger Inc., HII and CIBC, as supplemented by an assignment agreement dated as of July 17, 1996 among HII, CIBC and The Bank of Nova Scotia, as replaced by a credit agreement dated on or about the date hereof between, among others, CIBC as agent, CIBC, The Bank of Nova Scotia, HII, Hollinger, Ontario Limited and N.B. Inc. and as amended, supplemented, restated, replaced from time to time.

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     A registration statement (including a prospectus) on Form S-3 (No.
333-04697) has been filed under the Securities Act of 1933, as amended (the "Securities Act") with the Securities and Exchange Commission on May 29, 1996 and will shortly be amended by Amendment No. 1 thereto to be filed by the undersigned on or about November 25, 1996 (the "Registration Statement") that relates to an aggregate of 48,600,754 shares (the "Pledged Shares") of Class A Common Stock of HII. HII hereby agrees to use its best efforts to have the Registration Statement declared effective by the Securities and Exchange Commission on or before November 30, 1996. The Pledged Shares comprise the Outstanding Pledged Shares and 14,990,000 Pledged Shares (the "Conversion Pledged Shares"), the shares of Class A Common Stock into which all of the outstanding shares of HII's Class B Common Stock, all owned of record by Hollinger Inc. (and beneficially owned by Ontario Limited), would be automatically converted into, pursuant to the terms of HII's Restated Certificate of Incorporation, as amended, upon transfer of such shares of Class B Common Stock to the Pledgees. The Outstanding Pledged Shares were registered under the Securities Act pursuant to the terms of a Registration Rights Agreement dated February 29, 1996, as amended on May 24, 1996 (the "Registration Rights Agreement"). The Conversion Pledged Shares will be registered under the Securities Act on or before November 30, 1996 pursuant to the terms of agreements among the Company, Hollinger Inc. and CIBC, including, without limitation, the terms of the CIBC Letter Agreement dated October 13, 1995, as amended on May 24, 1996 (the "CIBC Letter Agreement").

     No offers or sales of the Pledged Shares may be made by the Pledgees pursuant to the Registration Statement, and prospectus included therein, unless appropriate post-effective amendments or supplements are made to reflect facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement. HII may require each Pledgee to furnish HII such information regarding such Pledgee and the distribution of the Pledged Shares as HII may from time to time reasonably request in writing.

     This is to confirm our undertaking and agreement that if (i) Hollinger Inc. or HII or Ontario Limited or N.B. Inc. or any other person is in default on indebtedness now or hereafter outstanding under agreements or arrangements secured by the Pledged Shares and (ii) the Pledgees have or intend to effect foreclosure upon the Pledged Shares in accordance with their rights under any applicable security documents or to exercise

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their power of sale rights under any applicable security documents, upon written request from any of the Pledgees, the undersigned (HII, Hollinger Inc., Ontario Limited and N.B. Inc.) shall take all further steps necessary, including filing the necessary amendments or supplements to the Registration Statement and the prospectus included therein, to permit the sale of all or any part of the Pledged Shares pursuant to the prospectus included in the Registration Statement, as amended.

     The Pledgees agree that, upon receipt of any notice from HII of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, they will forthwith discontinue the Pledgees' disposition of Pledged Shares pursuant to the Registration Statement until the Pledgees' receipt of the copies of the amended or supplemented Registration Statement (or prospectus included therein) contemplated by the preceding sentence of this letter agreement (which the undersigned shall file as a contemplated by the preceding sentence of this Agreement).

     Hollinger and HII will pay all reasonable expenses incurred by the Pledgees in connection with the sale of the Pledged Shares, including underwriting discounts or commission and reasonable fees and disbursements of counsel to the Pledgees.

                                       Yours very truly,

                                       Hollinger Inc.

                                       By: /s/ PETER Y. ATKINSON
                                       Name: Peter Y. Atkinson
                                       Title: Vice-President & General Counsel


                                       Hollinger International Inc.

                                       By: /s/ J.A. BOULTBEE
                                       Name: J.A. Boultbee
                                       Title: Vice President and
                                                Chief Financial Officer

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                                       1159670 Ontario Limited

                                       By: /s/ PETER Y. ATKINSON
                                       Name: Peter Y. Atkinson
                                       Title: Vice-President & General Counsel


                                       503264 N.B. Inc.

                                       By: /S/ J.A. BOULTBEE
                                       Name: J.A. Boultbee
                                       Title: President

Acknowledged and agreed to this 15th day of November, 1996.

Canadian Imperial Bank of Commerce

By: /s/ ILLEGIBLE
Name:
Title:


The Toronto-Dominion Bank

By: /S/ M. F. COLLINS
Name: M. F. Collins
Title: Manager, Communications Finance


The Bank of Nova Scotia

By: /s/ ILLEGIBLE
Name:
Title: